UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 001-36154

Delaware	20-8740447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2013, a wholly-owned subsidiary of Surgical Care Affiliates, Inc. (“SCA”) acquired 51% of the membership interest of East Brunswick Surgery Center, LLC, an ambulatory surgery center in East Brunswick, New Jersey (the “Center”), for $25.4 million in cash. Substantially all of the 51% membership interest was acquired from Brunswick ASC Investment, LLC, with the remaining portion acquired from two individual physicians. The acquisition was funded with cash on hand. Based on financial information available to and calculations performed by SCA, SCA has determined that the acquisition of the Center meets the requirements of an acquisition of a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) for purposes of Rule 11-01(b) of Regulation S-X and Item 2.01 of Form 8-K, requiring the filing of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Audited financial statements of the Center for the year ended December 31, 2012 and unaudited interim financial statements of the Center for the nine months ended September 30, 2013 and September 30, 2012 will be filed by amendment no later than 71 calendar days after the date that this Form 8-K was required to be filed with the Securities and Exchange Commission.

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated financial information of SCA, giving effect to the acquisition of the Center, will be filed by amendment no later than 71 calendar days after the date that this Form 8-K was required to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURGICAL CARE AFFILIATES, INC. (Registrant)

Date: January 7, 2014	/s/ Peter Clemens
Peter Clemens
Executive Vice President and Chief Financial Officer

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